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                                                                     EXHIBIT 5.1


                      [Constellation 3D, Inc. Letterhead]



January 11, 2002


Constellation 3D, Inc.
805 Third Avenue
New York, New York 10022

Gentlemen:

       Constellation 3D, Inc., a Delaware corporation (the "Company"), has filed with the Securities and Exchange Commission a Registration Statement on Form S-3 (File Number: 333- 75076) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). Such Registration Statement relates to the sale (the "Offering") by certain shareholders of the Company (the "Selling Shareholders") of the following:

       26,089,283 shares (the "TIC Shares") of our Common Stock, par value .00001 per share (the "Common Stock"), owned by TIC Target Invest Consulting, LLC ("TIC"), which shares were acquired by TIC in a private transaction with Constellation 3D Technology Limited in November, 2001;

       1,174,674 shares (the "DeAm Issuable Shares") of Common Stock issuable to DeAM Convertible Arbitrage Limited ("DeAm") upon the conversion of a 5% Convertible Debenture (the "DeAm Debenture") that was issued to DeAm in a private transaction on October 19, 2001;

       1,120,723 shares (the "Halifax Shares") of Common Stock issued to Halifax Fund L.P. ("Halifax") in a private transaction pursuant to an Exchange Agreement dated as of October 1, 2001;

       833,333 shares (the "Halifax Issuable Shares") of Common Stock issuable to Halifax upon the conversion of a 5% Senior Secured Convertible Debenture, which Debenture (the "Halifax Debenture") was issued to Halifax in a private transaction on October 1, 2001;


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Constellation 3D, Inc.
January 11, 2002
Page 2

    - 785,714 shares (the "Gleneagles Issuable Shares-1") of Common Stock issuable to The Gleneagles Fund Company II ("Gleneagles") upon the exercise of an Amended and Restated Common Stock Adjustment Warrant (the "Gleneagles Warrant-1"), which warrant was issued in a private transaction on August 16, 2001;

       714,286 shares (the "Gleneagles Shares") of Common Stock issued to Gleneagles in a private transaction pursuant to an Amended and Restated Common Stock Purchase Agreement dated August 16, 2001;

       717,525 shares (the "Blank Rome Issuable Shares") of Common Stock issuable to Blank Rome Comisky & McCauley LLP ("Blank Rome") upon the exercise of a warrant (the "Blank Rome Warrant"), which warrant will be issued in a private transaction pursuant to the terms of a Securities Purchase Agreement dated as of November 19, 2001 (the "Blank Rome Securities Purchase Agreement");

       500,000 shares (the "Sands Issuable Shares") of Common Stock issuable to Sands Brothers Venture Capital, LLC ("Sands Brothers") upon the exercise of a common stock purchase warrant (the "Sands Warrant"), which warrant was issued to Sands Brothers in a private transaction on October 16, 2001;

       458,113 shares (the "DeAM Issuable Shares") of Common Stock issuable to DeAm upon the exercise of a common stock purchase warrant (the "DeAM Warrant"), which warrant was issued to DeAm in a private transaction on October 19, 2001;

       280,000 shares (the "Plasmon Shares") of Common Stock issued to Plasmon PLC in a private transaction pursuant to a Settlement and Release Agreement dated November 30, 2001;

       207,143 shares (the "Collin Smith Shares") of Common Stock issued to Collin Smith International Corp. ("Collin Smith") in a private transaction pursuant to the exercise of a common stock purchase warrant;

       150,877 shares (the "Latham Shares") of Common Stock issued to Latham & Watkins in a private transaction pursuant to a Securities Purchase Agreement dated November 19, 2001;

       150,000 shares (the "Ashton Shares") of Common Stock purchased by Ashton Holdings, LLC in a private transaction on November 19, 2001;
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Constellation 3D, Inc.
January 11, 2002
Page 3

       57,405 shares (the "Focus Issuable Shares") of Common Stock issuable to Focus Partners LLC ("Focus Partners") upon the exercise of a common stock purchase warrant (the "Focus Warrant"), which warrant was issued to Focus Partners in a private transaction pursuant to a Settlement and Release Agreement dated as of November 19, 2001; and

       52,000 shares (the Gleneagles Issuable Shares -2") of Common Stock issuable to Gleneagles upon the exercise of a common stock purchase warrant (the Gleneagles Warrant-2"), which warrant was issued to Gleneagles in a private transaction dated August 13, 2001.

       Hereinafter, the TIC Shares, the Halifax Shares, the Gleneagles Shares, the Plasmon Shares, the Collin Smith Shares, the Latham Shares, and the Ashton Shares are collectively referred to as the "Outstanding Shares". Hereinafter, the DeAm Issuable Shares, the Halifax Issuable Shares, the Gleneagles Issuable Shares-1, the Blank Rome Issuable Shares, the DeAm Issuable Shares, the Focus Issuable Shares and the Gleneagles Issuable Shares-2 are collectively referred to as the "Issuable Shares". We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

       In connection with the Registration Statement, we have examined, considered and relied upon copies of the following documents (collectively, the "Documents"): (i) the Company's Certificate of Incorporation, as amended, and Bylaws, as amended, (ii) resolutions of the Company's Board of Directors authorizing the Offering and the issuance of the Outstanding Shares and the Issuable Shares to be sold in the Offering and related matters; (iii) the Registration Statement and schedules and exhibits thereto; (iv) the DeAm Debenture, the Halifax Debenture, the Gleneagles Warrant-1, the Blank Rome Warrant, the Blank Rome Securities Purchase Agreement, the Sands Warrant, the DeAm Warrant, the Focus Warrant, and the Gleneagles Warrant-2; and (v) such other documents and instruments that we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed, without investigation, the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the Documents. As to various questions of fact material to the opinion expressed below, we have relied, to the extent we deemed reasonably appropriate, upon the representations or certificates of officers and/or directors of the Company upon documents, records and instruments furnished to us by the Company, without independently verifying the accuracy of such certificates, documents, records or instruments.
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Constellation 3D, Inc.
January 11, 2002
Page 4

       Based upon the foregoing examination, and subject to the qualifications set forth below, we are of the opinion that the Outstanding Shares to be sold in the Offering have been duly and validly authorized, issued, fully paid and non-assessable.

       Based upon the foregoing examination, and subject to the qualifications set forth below, we are also of the opinion that:

       (i)    the Issuable Shares have been duly and validly authorized;

       (ii) assuming the DeAm Issuable Shares are issued in accordance with the conversion terms of the DeAm Debenture, the DeAm Issuable Shares will be validly issued, fully paid and non-assessable;

       (iii) assuming the Halifax Issuable Shares are issued in accordance with the conversion terms of the Halifax Debenture, the Halifax Issuable Shares will be validly issued, fully paid and non-assessable;

       (iv) assuming the Gleneagles Issuable Shares-1 are issued in accordance with the exercise terms of the Gleneagles Warrant-1, the Gleneagles Issuable Shares-1 will be validly issued, fully paid and non-assessable;

       (v) assuming the Blank Rome Warrant is issued in accordance with the terms of the Blank Rome Securities Purchase Agreement, and assuming the Blank Rome Issuable Shares are issued in accordance with the exercise terms of the Blank Rome Warrant, the Blank Rome Isssuable Shares will be validly issued, fully paid and non-assessable;

       (vi) assuming the Sands Issuable Shares are issued in accordance with the exercise terms of the Sands Warrant, the Sands Issuable Shares will be validly issued, fully paid and non-assessable;

       (vii) assuming the DeAm Issuable Shares are issued in accordance with the exercise terms of the DeAm Warrant, the DeAm Issuable Shares will be validly issued, fully paid and non-assessable;

       (viii) assuming the Focus Issuable Shares are issued in accordance with the exercise terms of the Focus Warrant, the Focus Issuable Shares will be validly issued, fully paid and non-assessable; and
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Constellation 3D, Inc.
January 11, 2002
Page 5

       (ix) assuming the Gleneagles Issuable Shares-2 are issued in accordance with the exercise terms of the Gleneagles Warrant-2, the Gleneagles Issuable Shares-2 will be validly issued, fully paid and non-assessable.

       Although we have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement, our engagement has been limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Company in which we have not been consulted and have not represented the Company. Further, we have not acted as counsel to the Selling Shareholders. We express no opinion as to the laws of any jurisdiction other than the laws of the State of Delaware. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of this date, and we assume no obligation to update or supplement our opinions to reflect any facts or circumstances that may come to our attention or any change in law that may occur or become effective at a later date.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

                                     Very truly yours,

                                     /s/ Michael Goldberg
                                     Michael Goldberg, Esq.
                                     Director of Legal Affairs